File No. 70-10090



                United States Securities and Exchange Commission
                             Washington, D.C. 20549
                    ----------------------------------------
                                 Amendment No. 2
                                       to
                                    Form U-1
                                   Application
                                      Under
                 The Public Utility Holding Company Act of 1935
                    ----------------------------------------
                                     E.ON AG
                                  E.ON-Platz 1
                                40479 Dusseldorf
                                     Germany

                    (Names of companies filing this statement
                  and addresses of principal executive offices)
                    ----------------------------------------

                                     E.ON AG
                    (Name of top registered holding company)
                    ----------------------------------------

                              Dr. Guntram Wuerzberg
                      Vice President General Legal Affairs
                                     E.ON AG
                                  E.ON-Platz 1
                                40479 Dusseldorf
                                     Germany
                         Telephone: 011-49-211-4579-388
                         Facsimile: 011-49-211-4579-610


                   (Names and addresses of agents for service)

                       The Commission is also requested to
                       send copies of any communication in
                         connection with this matter to:

                            Tia S. Barancik LeBoeuf,
                          Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                             New York, NY 10019-5389
                            Telephone: (212) 424-8455
                            Facsimile: (212) 424-8500

                              Markian M. W. Melnyk
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                           1875 Connecticut Ave., N.W.
                           Washington, D.C. 20009-5728
                            Telephone: (202) 986-8212
                            Facsimile: (202) 986-8102


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


                                    FORM U-1
                                APPLICATION UNDER
                 THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

          On September 26, 2002, E.ON AG ("E.ON") filed an Application on Form U-1 in SEC File No. 70-10090. The Application requested an extension until December 31, 2004 of the deadline set by prior Commission order/1 to divest part of E.ON's interest in Hypo-Vereinsbank AG ("HVB").

          In Amendment No. 1, filed on December 30, 2002, E.ON amended the Application to request that the Commission authorize an immediate extension of the divestiture deadline until March 31, 2003. E.ON also requested that the Commission reserve jurisdiction over any further extension of the divestiture deadline until such time as the record is deemed complete with respect such extension.

          By order dated December 31, 2002, Holding Co. Act Release No. 27632, the Commission granted E.ON's request, as amended by Amendment No. 1, and extended the partial divestiture of E.ON's HVB interest until March 31, 2003, with a reservation of jurisdiction over subsequent extensions.

          E.ON no longer seeks a further extension of the deadline to divest its HVB interest and it will not seek a release of jurisdiction with respect thereto. Accordingly, E.ON hereby withdraws its Application in File No. 70-10090 to the extent of the pending request for a divestiture deadline extension until December 31, 2004.

--------
1 E.ON AG, Holding Co. Act Release No. 27539 (June 14, 2002).



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



                                   SIGNATURES

          Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the Applicant has duly caused this Application to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 7, 2003              E.ON AG

                                     By:  /s/ Dr. Guntram Wurzberg
                                        --------------------------

                                     Name: Dr. Guntram Wurzberg
                                     Title: Vice President General Legal Affairs

                                     By:  /s/ Dr. Patrick Wolff
                                        --------------------------

                                     Name:  Dr. Patrick Wolff
                                     Title: General Legal Affairs



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